Houston Wire & Cable Company Reports Results for the Fourth Quarter and Year Ended December 31, 2009

HOUSTON, TX -- (Marketwire - March 15, 2010) - Houston Wire & Cable Company (NASDAQ: HWCC) (the "Company") announced operating results for the fourth quarter and year ended December 31, 2009.

Selected highlights for the fourth quarter and the full year of 2009:

-- Fully diluted earnings per share (EPS) were $0.11 for the quarter and
   $0.45 for the year
-- Debt was reduced by $12.3 million or 41.4% for the year
-- Operating cash flow was $18.7 million for the year
-- Loan Agreement was extended to 2013
-- The Company paid $6.0 million in dividends during the year

Sales in the fourth quarter of 2009 declined 15.6% when compared to the fourth quarter of 2008, and were flat on a sequential basis. Sales for the full year declined 29.4%, with approximately 50% of the decline attributable to the dramatic reduction in the price of copper, which is the leading commodity in many of our products. The balance of the sales decline was due to a reduction in product demand and pricing as a result of the difficult economic environment.

Management estimates that sales in our core Repair and Replacement sector, also referred to as Maintenance, Repair and Operations (MRO), were down on a copper adjusted basis, approximately 25% for the entire year as a result of lower overall demand and reduced discretionary spending. Partially offsetting this decrease in MRO activity were sales within our five growth initiatives of Utility Power Generation, Environmental Compliance, Engineering & Construction, Industrials and LifeGuard™, our proprietary product. The Company estimates sales from these growth initiatives, on a copper adjusted basis, were up approximately 20% year-over-year and remained more resilient to the overall market and economy. Gross margin for the year was negatively impacted, as we sold off higher priced copper content products principally in the first half of the year and were also faced with an extremely competitive marketplace, resulting in price discounting throughout the year.

Operating expenses for 2009 decreased from 2008 levels, as spending, including personnel counts, were adjusted for the lower level of activity. On an annual basis, operating expenses decreased by 13.6% and on a quarterly sequential basis were down by 3.3%. Operating expenses for the quarter were at the lowest level since the Company went public in June 2006. Interest expense decreased by 71.5% as debt levels were reduced. The reduction in expenses was not enough to overcome the gross profit shortfall from 2008 levels. For the year, operating income and net income fell by 65.9% and 66.2%, respectively.

Chuck Sorrentino, President & CEO, commented, "2009 was the most challenging environment in which the Company has operated since its founding in 1975. Despite these conditions, the Company was able to maintain profitability throughout the year and continue our quarterly dividend.

"Our growth initiatives are designed to target our key end-markets of utility, industrial and infrastructure, as we feel those to be the most significant users of our products and services. We are pleased with the results of our growth initiatives for the year. In our goal to increase market share gains, despite unfavorable conditions, we added over 200 new customers in 2009. For the third consecutive year, the Company was recognized in Forbes' Top 200 Best Small Companies and was once again honored with our third place Return on Equity ranking.

"We enter 2010 with a strong balance sheet, excellent liquidity, and, what we feel is the most aggressive sales force in the electrical wire and cable industry. We believe that we have the right business model and a solid team to reach our goals. However, as economic conditions remain uncertain, the Company will not issue guidance for 2010.

"Our performance in 2009 was achieved through the dedication of our team members, advisors and directors and for that, we sincerely thank them."

Conference Call

The Company will host a conference call to discuss fourth quarter and year-end results on Monday, March 15th at 10:00 am CT. Hosting the call will be Charles Sorrentino, President & Chief Executive Officer, and Nicol Graham, Vice President & Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website, www.houwire.com.

Approximately one hour after the completion of the live call, a telephone replay will be available until March 22, 2010.

     Replay Dial In:         888.203.1112
     International Replay:   719.457.0820
     Confirmation Code:      7684684

About the Company

With more than 30 years experience in the electrical industry, Houston Wire & Cable Company is one of the largest distributors of specialty wire and cable and related services in the U.S. electrical distribution market. Headquartered in Houston, Texas, HWCC has sales and distribution facilities in Atlanta, Baton Rouge, Charlotte, Chicago, Denver, Houston, Los Angeles, Philadelphia, San Francisco, Seattle and Tampa.

Standard stock items available for immediate delivery include continuous and interlocked armor, instrumentation, medium voltage, high temperature, portable cord, power cables and private branded products, including LifeGuard™, a low-smoke, zero-halogen cable. HWCC's comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized internet-based ordering capabilities and 24/7/365 service.

Forward-Looking Statements

This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may and often do vary materially from actual results.

Risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company's Annual Report on Form 10-K for the period ended December 31, 2009, filed with the SEC on March 15, 2010. This document and other SEC filings are available under the Investor Relations section of the company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

                   Houston Wire & Cable Company
                   Consolidated Balance Sheets

                                                      December 31,
                                                --------------------------
                                                    2009          2008
                                                ------------  ------------
                                                  (In thousands, except
                                                      share data)

Assets
Current assets:
 Accounts receivable, net                       $     46,859  $     50,798
 Inventories, net                                     61,325        73,459
 Deferred income taxes                                 1,776         1,591
 Prepaids                                              3,649           829
                                                ------------  ------------
Total current assets                                 113,609       126,677

Property and equipment, net                            3,169         3,274

Goodwill                                               2,362         2,362
Deferred income taxes                                  2,855         2,353
Other assets                                              19            87
                                                ------------  ------------
Total assets                                    $    122,014  $    134,753
                                                ============  ============

Liabilities and stockholders' equity
Current liabilities:
 Book overdraft                                 $        907  $      4,933
 Trade accounts payable                               11,610        10,091
 Accrued and other current liabilities                10,924        11,682
 Income taxes                                            281         1,644
                                                ------------  ------------
Total current liabilities                             23,722        28,350
                                                ------------  ------------

Long-term obligations                                 17,479        29,808

Stockholders' equity:
 Preferred stock, $0.001 par value; 5,000,000
  shares authorized, none issued and
  outstanding                                              -             -
 Common stock, $0.001 par value; 100,000,000
  shares authorized: 20,988,952 shares issued:
  17,732,737 and 17,642,552 shares outstanding
  at December 31, 2009 and 2008, respectively             21            21
 Additional paid-in capital                           56,609        55,901
 Retained earnings                                    77,571        75,540
 Treasury stock                                      (53,388)      (54,867)
                                                ------------  ------------
Total stockholders' equity                            80,813        76,595
                                                ------------  ------------

Total liabilities and stockholders' equity      $    122,014  $    134,753
                                                ============  ============

                         Houston Wire & Cable Company
                      Consolidated Statements of Income
                (In thousands, except share and per share data)

                                 Three Months Ended         Year Ended
                                     December 31,          December 31,
                                --------------------- ---------------------
                                   2009       2008       2009       2008
                                ---------- ---------- ---------- ----------
                                    (unaudited)
Sales                           $   63,526 $   75,260 $  254,819 $  360,939
Cost of sales                       50,819     59,083    201,865    275,224
                                ---------- ---------- ---------- ----------
Gross profit                        12,707     16,177     52,954     85,715

Operating expenses:
  Salaries and commissions           4,714      5,750     20,596     24,080
  Other operating expenses           4,496      5,441     18,023     20,728
  Depreciation and amortization        142        131        563        523
                                ---------- ---------- ---------- ----------
Total operating expenses             9,352     11,322     39,182     45,331
                                ---------- ---------- ---------- ----------
Operating income                     3,355      4,855     13,772     40,384
Interest expense                       117        362        520      1,825
                                ---------- ---------- ---------- ----------
Income before income taxes           3,238      4,493     13,252     38,559
Income taxes                         1,356      1,813      5,220     14,822
                                ---------- ---------- ---------- ----------
Net income                      $    1,882 $    2,680 $    8,032 $   23,737
                                ========== ========== ========== ==========

Earnings per share:
  Basic                         $     0.11 $     0.15 $     0.46 $     1.33
                                ========== ========== ========== ==========
  Diluted                       $     0.11 $     0.15 $     0.45 $     1.33
                                ========== ========== ========== ==========
Weighted average common shares
 outstanding:
  Basic                         17,652,737 17,642,552 17,648,696 17,789,739
                                ========== ========== ========== ==========
  Diluted                       17,683,349 17,653,642 17,665,924 17,838,072
                                ========== ========== ========== ==========

Dividends declared per share    $    0.085 $    0.085 $     0.34 $     0.34
                                ========== ========== ========== ==========

                      Houston Wire & Cable Company
                  Consolidated Statements of Cash Flows

                                                 Year Ended December 31,
                                                 --------------------------
                                                    2009          2008
                                                ------------  ------------
                                                      (In thousands)

Operating activities
Net income                                      $      8,032  $     23,737

Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                          563           523
  Amortization of capitalized loan costs                  99            80
  Amortization of unearned stock compensation          2,205         2,134
  Provision for doubtful accounts                         --           214
  Provision for returns and allowances                  (109)           70
  Provision for inventory obsolescence                   529            46
  (Gain) loss on disposals of property and
   equipment                                             (15)            8
  Deferred income taxes                                 (741)         (900)
  Changes in operating assets and liabilities:
    Accounts receivable                                4,048         7,120
    Inventories                                       11,606        (4,206)
    Prepaids                                          (2,820)            3
    Other assets                                         (31)          (53)
    Book overdraft                                    (4,026)        1,079
    Trade accounts payable                             1,519        (2,206)
    Accrued and other current liabilities               (758)       (4,861)
    Income taxes                                      (1,363)        3,648
                                                ------------  ------------
Net cash provided by operating activities             18,738        26,436

Investing activities
   Expenditures for property and equipment              (462)         (572)
   Proceeds from disposals of property and
    equipment                                             19             1
                                                ------------  ------------
Net cash used in investing activities                  (443)          (571)

Financing activities
   Borrowings on revolver                            255,829       371,915
   Payments on revolver                             (268,158)     (376,614)
   Proceeds from exercise of stock options                22            58
   Payment of dividends                               (6,001)       (6,043)
   Excess tax benefit for options                         13           264
   Purchase of treasury stock                             --       (15,445)
                                                ------------  ------------
Net cash used in financing activities                (18,295)      (25,865)
                                                ------------  ------------

Net change in cash                                        --           --
Cash at beginning of year                                 --           --
                                                ------------  ------------

Cash at end of year                             $         -- $         --
                                                ============  ============

Supplemental disclosures
  Cash paid during the year for interest        $        514  $      1,920
                                                ============  ============

  Cash paid during the year for income taxes    $      7,352  $     11,908
                                                ============  ============

CONTACT:
Hope M. Novosad
Manager, Investor Relations
Direct:  713.609.2110
Fax:  713.609.2168
hnovosad@houwire.com